UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2005

MESA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-15495 (Commission File Number)	85-0302351 (IRS Employer Identification No.)
410 North 44th Street, Suite 700
Phoenix, Arizona, 85008
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (602) 685-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On November 17, 2005, Mesa Air Group, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter ended September 30, 2005. The full text of the Company’s press release is attached hereto as Exhibit 99.1.
     The information in this Form 8-K, including the exhibits, shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.
Item 8.01 Other Events
     On November 17, 2005, the Company issued a press release announcing that its Board of Directors has authorized the Company to repurchase up to an additional ten million shares of its outstanding common stock. The ten million shares subject to the newly authorized repurchase program are in addition to the shares remaining under the prior repurchase programs. The full text of the press release is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
99.1	Press release regarding Earning Release, dated November 17, 2005

99.2	Press release regarding Expanded Stock Repurchase Program, dated November 17, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA AIR GROUP, INC.

Date: November 18, 2005	By: /s/ GEORGE MURNANE III
Name: GEORGE MURNANE III
Title: Executive Vice President and CFO